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                                                                    EXHIBIT 23.7

                                                               November 24, 1999

Viacom Inc.
1515 Broadway
New York, NY 10026

Dear Sirs and Mesdames:

   We hereby consent to the inclusion in Amendment No. 3 to the Registration Statement on Form S-4, dated November 24, 1999, relating to the proposed merger of CBS Corporation with and into Viacom Inc., of our opinion letter appearing as Annex H to the Joint Proxy Statement / Prospectus which is a part of the Registration Statement, and to the references to our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations adopted by the Securities and Exchange Commission (the "Commission") thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations of the Commission thereunder.

                                          Very truly yours,

                                          Morgan Stanley & Co. Incorporated

                                          By:      /s/ Paul J. Taubman
                                             ----------------------------------
                                                     Paul J. Taubman
                                                    Managing Director